Exhibit 99

FOR RELEASE 6:00 AM EDT, THURSDAY, APRIL 30, 2009

Contact:                      Robert S. Tissue, Sr. Vice President & CFO
Telephone:                                (304) 530-0552
Email:                                rtissue@SummitFGI.com

SUMMIT FINANCIAL GROUP REPORTS 2009 FIRST QUARTER RESULTS

MOOREFIELD, WV – April 30, 2009 -- Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported first quarter 2009 net income of $1.8 million, or $0.24 per diluted share, compared with earnings of $3.8 million, or $0.51 per diluted share, in the 2008 first quarter. Results for first quarter 2009 were impacted primarily by a higher provision for loan losses due to an increased level of nonperforming construction and development loans.

Excluding from first quarter 2009, a gain of $256,000 from the sales of securities almost completely offset by an other-than-temporary impairment ("OTTI") charge of $215,000 relating to an equity investment, and from first quarter 2008, a $705,000 change in the fair value of interest rate swaps, pro forma earnings for the 2009 quarter were $1.7 million, or $0.23 per diluted share, compared with pro forma earnings of $3.4 million, or $0.45 per diluted share for the year-ago first quarter

H. Charles Maddy III, president and chief executive officer of Summit, commented, “The economy, and more specifically, the condition of real estate in our local markets, has dictated that we shift gears, focusing less on growth and more on bottom-line profitability. Since year-end 2008, we’ve been in a zero-growth mode, although we’ve experienced several shifts among balance sheet categories. Construction and development loans are modestly lower, offset by parallel growth in less risky residential 1-4 family mortgages.  Core deposits increased quite significantly – from our highly successful Summit Advantage checking and savings products, allowing us to pay down higher-priced brokered deposits and other wholesale funds. These initiatives have enabled us to maintain our net interest income at a level comparable with that of recent prior quarters, despite the growing impact of nonaccrual loans.

 “We continue to devote the lion’s share of our resources to credit administration. Regardless of our vigilance, nonperforming loans increased sharply from the previous quarter. We are developing workout strategies relative to each of the new additions to our nonperforming portfolio.  Since we are well-capitalized and well-reserved, we have the flexibility to manage these loans to maximize recoveries.”

“As has been the case in 2008, our core banking activities, namely, revenue generation and expense control, continue to hold up well. Excluding non-core items, our pre-tax, pre-provision earnings have improved over fourth quarter, and were virtually level with the year-ago quarter.”

Highlights of first quarter 2009 include:

•	A strategy shift to zero loan growth and greater focus on enhanced profitability.

•	An improved deposit mix, with higher levels of savings accounts replacing brokered deposits.

•
After adjusting for foregone interest income, the net interest margin remains stable relative to earlier quarters, reflecting lower funding rates. However, the impact of foregone interest income from nonaccruing loans has negatively impacted the margin in the most recent three quarters.

•	Controllable expenses have declined sufficiently to more than offset the increased cost of credit administration and FDIC insurance premiums.

•	Approximately $32 million in loans were transferred to nonperforming status this quarter; the loans were primarily construction and development projects.

•
Enhancing our allowance for loan losses to reflect the weaker economy and its current and future impact on asset quality. The $4 million loan loss provision recorded this quarter plus a $1.5 million recovery of a previously charged off loan raised the reserve to 1.82 percent of total loans at March 31, 2009.

•	The issuance of $5 million in subordinated debt which enhances our regulatory capital.

Results from Operations

Total revenue, consisting of net interest income and noninterest income, was $13.8 million for first quarter 2009, unchanged from the prior-year first quarter. Excluding securities related gains of $41,000 net on first quarter 2009 and $705,000 change in fair value of interest rate swaps during first quarter 2008, operating revenue was $13.7 million for the current period, up 5.0 percent from the first quarter of 2008. Net interest income was $11.3 million, a 3.6 percent increase above the $10.9 million reported in the year-ago period; the 12.3 percent increase in average earning assets over the past twelve months was partially offset by a 24 basis point decline in the net interest margin, which was 3.04 percent for the first quarter of 2009. Mr. Maddy remarked, “If we were to add back the interest income on the nearly $80 million of nonperforming loans, in addition to interest we reversed on the $32 million of new nonperforming loans, our net interest margin would have remained almost unchanged from the 3.28 percent we reported for the year-ago quarter.

Noninterest income, reported on a GAAP basis, was $2.4 million for first quarter 2009 compared with $2.8 million for the year-ago period. Excluding from first quarter one-time gains of $41,000 related to securities in 2009 and $705,000 related to interest rate swaps in 2008, noninterest income from operations was $2.4 million for first quarter 2009 and $2.1 million for the comparable period of 2008. Over 85 percent of noninterest income was derived from $1.3 million of insurance commissions and $0.7 million of service fee income.

The $4.0 million provision for loan losses recorded for first quarter 2009 was $3.0 million greater than the $1.0 million recorded for the year-ago quarter, and the primary factor contributing to the 2009 first quarter decline in net income.

The Company ended the 2009 first quarter with an allowance for loan losses of $22.0 million, equivalent to 1.82 percent of total loans, up from 1.40 percent of loans at year-end 2008. During the course of 2008, Summit provided generously to build its loan loss reserve, in particular with a third quarter provision of $12 million and charged off aggressively, notably recording fourth quarter net charge-offs of $5.2 million. In the first quarter of 2009, the jump in nonperforming loans once again necessitated additions to reserves while Summit develops a workout strategy customized for each major nonperforming credit.

Noninterest expense grew by $0.7 million, or 9.3 percent, to $7.8 million in the first quarter of 2009. Controllable expenses, primarily salaries and employee benefits, which account for 55 percent of total noninterest expense, have been the subject of increased corporate scrutiny; they actually declined by 2.6 percent year-over-year as a result of reduced incentive compensation payments in light of weaker corporate earnings compared with prior years’. Savings were more than offset by increased professional fees and other costs related to credit administration and FDIC insurance premium assessments, which more than doubled year-over-year. Summit’s first quarter 2009 efficiency ratio, excluding one-time items, was 54.63 percent compared to 52.11 percent in the year-ago period, reflecting a higher level of noninterest expenses.

Balance Sheet

Assets at March 31, 2009 were $1.6 billion, up $133.9 million, or 9.1 percent, since first quarter-end 2008. Total loans were $1.2 billion at March 31, 2009, up $119.5 million, or 11.0 percent over the past twelve months; however, loan growth has been sharply curtailed since year-end 2008. Over the past twelve months, loan growth was derived largely from commercial real estate lending, up $58.4 million, or 14.8 percent, and residential real estate, up $43.4 million; construction and development (C&D) was the only loan category to remain flat year-over-year. Over the past quarter, there was virtually no loan growth in any category, except for modest gains in residential real estate.

Commercial real estate (CRE) and 1-4 family residential mortgages currently represent 37.4 percent and 31.4 percent of total loans, respectively, at March 31, 2009. Non real estate-related commercial loans accounted for 10.6 percent of total outstandings, while C&D loans account for a steadily diminishing share of the portfolio: 17.5 percent of the total loans at March 31, 2009, down from 17.8 percent at December 31, 2008.

Total deposits at March 31, 2009 were $955.4 million, down $10.5 million since December 31, 2008 and $118.4 million, or 14.1 percent, greater than year-ago levels. Retail deposits were $699.1 million at March 31, 2009 compared with $652.1 million for the year-ago quarter, a gain of $46.9 million; retail deposits account for approximately 73 percent of total deposits in the current quarter compared with 78 percent in the year-ago quarter. Summit's variable funding needs are met through the national broker market and the FHLB borrowings, whichever is less expensive.

Asset Quality

Nonperforming loans were $79.6 million at March 31, 2009, or 6.58 percent of total loans, compared with $48.0 million, or 3.97 percent of loans, for the linked quarter, and $14.0 million, or 1.28 percent, for the year-ago quarter. Nonperforming C&D loans escalated sharply this quarter, from $18.4 million at year-end 2008 to $45.2 million at March 31, 2009, while the CRE category of nonperforming loans increased by only $1.5 million, to $25.8 million.

$27 million of the $32 million in additions to nonperforming loans this quarter consists of four C&D relationships:

•	The largest, at $14.8 million, is a commercial construction contractor.

•	The remaining three relationships, which total $11.3 million, represent residential projects.

As of March 31, 2009, loans in the 30-89 day delinquent category totaled $20.6 million, also a sharp increase from the $8.9 million reported for the linked quarter; residential mortgages accounted for approximately $5.3 million of the $12 million increase, with the remainder divided between CRE and C&D loans.

Foreclosed real estate was $7.8 million at March 31, 2009 compared with $8.1 million for the linked quarter and $2.2 million for the year-ago quarter. Summit’s foreclosure team has been working methodically to complete and dispose of foreclosed properties.

The combined level of problem assets, including foreclosed properties, nonaccruing loans, and 30-89 day delinquencies, was $108.0 million, or 6.8 percent of assets at March 31, 2009; this compares with problem assets of $64.9 million for the linked quarter and $23.5 million for the year-ago quarter, equivalent to 4.0 percent of assets and 1.6 percent of assets, respectively.

The Company recorded gross loan charge-offs of $0.5 million in the current quarter, but recovered $1.6 million of previously charged off loans, such that the net for the quarter was a $1.1 million recovery, or 0.35 percent of average loans annualized, compared with net charge-offs of $5.2 million, or 1.75 percent of average loans (annualized) for the previous quarter, and $7.8 million, or 0.68 percent of average loans, for the twelve months of 2008. The $4.0 million provision for loan losses taken in the current quarter increased the allowance for loan losses to 1.82 percent, up from 1.40 percent following the fourth quarter 2008 net charge-offs of $5.2 million.

Capital Adequacy

Shareholders' equity at March 31, 2009 was $83.6 million, a decrease of 9.1 percent over the last twelve months. Capital ratios for Summit and its banking subsidiary, Summit Community Bank, remain in excess of regulatory requirements for "well-capitalized," the highest regulatory capital requirement under Federal regulation. As of first quarter-end 2009, common shares outstanding totaled 7,415,310 compared with 7,408,941 for the 2008 first quarter.

Mr. Maddy concluded by noting that Summit issued $5 million of subordinated debt to a company owned by a Summit director. “We continue to evaluate capital raising alternatives,” Maddy added, “to provide us with an additional margin of safety. We want to satisfy our shareholders as well as our regulators. It is simply too risky to skimp on equity in this environment.”

About the Company

Summit Financial Group, Inc., a financial holding company with total assets of $1.6 billion, operates fifteen banking locations through its wholly-owned community bank, Summit Community Bank, headquartered in Moorefield, West Virginia.  Summit also operates Summit Insurance Services, LLC headquartered in Moorefield, West Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties.  Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies.  We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP").  Specifically, Summit adjusted several GAAP performance measures to exclude the effects of realized and unrealized securities gains and losses and to exclude the effects of the non-cash changes in fair value of interest rate swaps included in its Statements of Income.  Management deems these items to be unusual in nature and believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2009 vs Q1 2008

	For the Quarter Ended		Percent
Dollars in thousands	3/31/2009	3/31/2008	Change
Condensed Statements of Income
Interest income
Loans, including fees	$18,254	$20,069	-9.0%
Securities	4,737	3,786	25.1%
Other	-	4	-100.0%
Total interest income	22,991	23,859	-3.6%
Interest expense
Deposits	6,620	7,124	-7.1%
Borrowings	5,035	5,796	-13.1%
Total interest expense	11,655	12,920	-9.8%
Net interest income	11,336	10,939	3.6%
Provision for loan losses	4,000	1,000	300.0%
Net interest income after provision
for loan losses	7,336	9,939	-26.2%
Noninterest income
Insurance commissions	1,344	1,327	1.3%
Service fee income	736	743	-0.9%
Realized securities gains (losses)	256	-	n/a
Other-than-temporary impairment of securities	(215)	-	n/a
Net cash settlement on interest rate swaps	-	(170)	n/a
Change in fair value of interest rate swaps	-	705	n/a
Other income	319	243	31.3%
Total noninterest income	2,440	2,848	-14.3%
Noninterest expense
Salaries and employee benefits	4,279	4,395	-2.6%
Net occupancy expense	597	476	25.4%
Equipment expense	568	534	6.4%
Professional fees	334	118	183.1%
FDIC premiums	383	174	120.1%
Other expenses	1,590	1,392	14.2%
Total noninterest expense	7,751	7,089	9.3%
Income before income taxes	2,025	5,698	-64.5%
Income taxes	260	1,874	-86.1%
Net Income	$1,765	$3,824	-53.8%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2009 vs Q1 2008

	For the Quarter Ended		Percent
	3/31/2009	3/31/2008	Change
Per Share Data
Earnings per share from continuing operations
Basic	$0.24	$0.52	-53.8%
Diluted	$0.24	$0.51	-52.9%

Average shares outstanding
Basic	7,415,310	7,408,941	0.1%
Diluted	7,435,510	7,449,105	-0.2%

Performance Ratios
Return on average equity	7.94%	16.55%	-52.0%
Return on average assets	0.43%	1.06%	-59.4%
Net interest margin	3.04%	3.28%	-7.3%
Efficiency ratio - continuing operations (A)	54.63%	52.11%	4.8%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Condensed Statements of Income
Interest income
Loans, including fees	$18,254	$19,343	$18,527	$19,576	$20,069
Securities	4,737	4,305	4,108	3,761	3,786
Other	-	1	2	3	4
Total interest income	22,991	23,649	22,637	23,340	23,859
Interest expense
Deposits	6,620	7,081	6,704	6,435	7,124
Borrowings	5,035	5,190	5,549	5,530	5,796
Total interest expense	11,655	12,271	12,253	11,965	12,920
Net interest income	11,336	11,378	10,384	11,375	10,939
Provision for loan losses	4,000	750	12,000	1,750	1,000
Net interest income after provision
for loan losses	7,336	10,628	(1,616)	9,625	9,939
Noninterest income
Insurance commissions	1,344	1,200	1,337	1,275	1,327
Service fee income	736	851	828	824	743
Realized securities gains (losses)	256	-	-	-	-
Other-than-temporary impairment of securities	(215)	(1,024)	(4,495)	(1,541)	-
Net cash settlement on interest rate swaps	-	-	-	-	(170)
Change in fair value of interest rate swaps	-	-	-	-	705
Other income	319	40	155	570	243
Total noninterest income	2,440	1,067	(2,175)	1,128	2,848
Noninterest expense
Salaries and employee benefits	4,279	4,047	4,113	4,187	4,395
Net occupancy expense	597	463	489	443	476
Equipment expense	568	567	538	533	534
Professional fees	334	250	173	182	118
FDIC premiums	383	210	180	120	174
Other expenses	1,590	2,324	1,792	1,684	1,392
Total noninterest expense	7,751	7,861	7,285	7,149	7,089
Income before income taxes	2,025	3,834	(11,076)	3,604	5,698
Income taxes	260	277	(3,402)	1,010	1,874
Net income (loss)	$1,765	$3,557	$(7,674)	$2,594	$3,824

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Per Share Data
Earnings per share
Basic	$0.24	$0.48	$(1.04)	$0.35	$0.52
Diluted	$0.24	$0.48	$(1.03)	$0.35	$0.51

Average shares outstanding
Basic	7,415,310	7,411,577	7,410,791	7,410,217	7,408,941
Diluted	7,435,510	7,434,643	7,445,242	7,448,170	7,449,105

Performance Ratios
Return on average equity	7.94%	17.08%	-34.71%	11.16%	16.55%
Return on average assets	0.43%	0.89%	-1.99%	0.70%	1.06%
Net interest margin	3.04%	3.04%	2.89%	3.33%	3.28%
Efficiency ratio - continuing operations (A)	54.63%	51.14%	54.52%	49.87%	52.11%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008

Assets	$1,598,968	$1,627,066	$1,567,325	$1,525,978	$1,465,110
Securities	295,706	350,622	327,648	307,232	302,029
Loans, net	1,186,042	1,192,157	1,145,606	1,130,483	1,079,223
Intangible assets	9,617	9,704	9,792	9,880	9,968
Retail deposits	699,065	669,261	663,569	634,007	652,148
Brokered time deposits	256,293	296,589	281,655	223,742	184,796
Short-term borrowings	120,480	153,100	98,316	147,900	93,950
Long-term borrowings and
subordinated debentures	430,687	412,337	434,016	419,775	431,918
Shareholders' equity	83,604	87,244	80,510	91,466	91,955

Book value per share	$11.27	$11.77	$10.86	$12.34	$12.41
Tangible book value per share	$9.98	$10.46	$9.54	$11.01	$11.07
Tangible equity / Tangible assets	4.7%	4.8%	4.5%	5.4%	5.6%
Tier 1 leverage ratio	6.3%	6.2%	6.2%	7.0%	7.8%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008

Commercial	$128,707	$130,106	$115,106	$112,793	$111,442
Commercial real estate	452,987	452,264	423,982	415,187	394,619
Construction and development	211,849	215,465	225,582	217,623	211,052
Residential real estate	380,351	376,026	366,989	361,009	336,985
Consumer	30,201	31,519	31,433	30,361	30,206
Other	6,133	6,061	6,240	6,206	6,395
Total loans	1,210,228	1,211,441	1,169,332	1,143,179	1,090,699
Less unearned fees and interest	2,190	2,351	2,293	2,347	1,878
Total loans net of unearned fees and interest	1,208,038	1,209,090	1,167,039	1,140,832	1,088,821
Less allowance for loan losses	21,996	16,933	21,433	10,349	9,598
Loans, net	$1,186,042	$1,192,157	$1,145,606	$1,130,483	$1,079,223

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008

Non interest bearing checking	$70,483	$69,808	$70,353	$68,912	$64,111
Interest bearing checking	155,157	156,990	182,383	194,255	201,820
Savings	94,294	61,688	58,678	60,245	53,427
Time deposits	379,131	380,775	352,155	310,595	332,790
Total retail deposits	$699,065	$669,261	$663,569	$634,007	$652,148

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008

Gross loan charge-offs	$522	$5,351	$969	$1,079	$646
Gross loan recoveries	(1,585)	(102)	(52)	(80)	(52)
Net loan charge-offs	$(1,063)	$5,249	$917	$999	$594

Net loan charge-offs to average loans (annualized)	-0.35%	1.75%	0.32%	0.36%	0.22%
Allowance for loan losses	$21,996	$16,933	$21,433	$10,349	$9,598
Allowance for loan losses as a percentage
of period end loans	1.82%	1.40%	1.87%	0.91%	0.88%
Nonperforming assets:
Nonperforming loans	$79,583	$47,969	$59,845	$15,614	$13,957
Foreclosed properties and
other repossessed assets	7,824	8,113	2,284	2,546	2,205
Total	$87,407	$56,082	$62,129	$18,160	$16,162

Nonperforming loans to period end loans	6.58%	3.97%	5.13%	1.37%	1.28%
Nonperforming assets to period end assets	5.47%	3.45%	3.96%	1.19%	1.11%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nonperforming Loans

	For the Quarter Ended
Dollars in thousands	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008

Commercial	$637	$199	$140	$81	$695
Commercial real estate	25,788	24,323	27,347	3,184	5,095
Construction and development	45,194	18,382	29,127	6,460	3,694
Residential real estate	7,933	4,986	2,799	5,521	4,247
Consumer	31	79	432	368	226
Total	$79,583	$47,969	$59,845	$15,614	$13,957

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Loans Past Due 30-89 Days

	For the Quarter Ended
Dollars in thousands	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008

Commercial	$144	$114	$706	$1,089	$321
Commercial real estate	3,985	195	1,407	24,606	1,249
Construction and development	5,559	2,722	1,996	9,919	1,059
Residential real estate	10,291	5,009	8,537	2,962	3,792
Consumer	646	824	1,140	979	946
Total	$20,625	$8,864	$13,786	$39,555	$7,367

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q1 2009 vs Q1 2008
	Q1 2009			Q1 2008
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,202,666	$18,146	6.12%	$1,073,218	$19,949	7.48%
Tax-exempt	7,954	162	8.26%	8,949	183	8.22%
Securities
Taxable	298,157	4,224	5.75%	251,767	3,196	5.11%
Tax-exempt	46,040	777	6.84%	50,426	879	7.01%
Interest bearing deposits other banks
and Federal funds sold	292	-	0.00%	456	3	2.65%
Total interest earning assets	1,555,109	23,309	6.08%	1,384,816	24,210	7.03%

Noninterest earning assets
Cash & due from banks	17,376			12,613
Premises & equipment	22,720			22,110
Other assets	47,453			35,585
Allowance for loan losses	(19,367)			(9,533)
Total assets	$1,623,291			$1,445,591

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$153,938	$195	0.51%	$207,661	$930	1.80%
Savings deposits	75,096	341	1.84%	46,551	195	1.68%
Time deposits	646,913	6,084	3.81%	506,036	5,999	4.77%
Short-term borrowings	152,181	211	0.56%	108,898	919	3.39%
Long-term borrowings and
subordinated debentures	423,764	4,824	4.62%	409,938	4,877	4.78%
	1,451,892	11,655	3.26%	1,279,084	12,920	4.06%
Noninterest bearing liabilities
Demand deposits	74,492			64,472
Other liabilities	8,017			9,604
Total liabilities	1,534,401			1,353,160

Shareholders' equity	88,890			92,431
Total liabilities and
shareholders' equity	$1,623,291			$1,445,591

NET INTEREST EARNINGS		$11,654			$11,290

NET INTEREST YIELD ON EARNING ASSETS			3.04%			3.28%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended
Dollars in thousands	3/31/2009	3/31/2008

Net income - excluding securities gains/losses
and change in fair value of interest rate swaps	$1,739	$3,380

Securites gains/losses	41	-
Applicable income tax effect	(15)	-
	26	-
Change in fair value of interest rate swaps	-	705
Applicable income tax effect	-	(261)
	-	444
GAAP net income	$1,765	$3,824

Diluted earnings per share-
excluding securities gains/losses and
change in fair value of interest rate swaps	$0.23	$0.45

Securities gains/losses	0.01	-
Applicable income tax effect	-	-
Change in fair value of interest rate swaps	-	0.09
Applicable income tax effect	-	(0.03)
	0.01	0.06
GAAP diluted earnings per share	$0.24	$0.51

Total revenue - excluding securities gains/losses
and change in fair of interest rate swaps	$13,735	$13,082

Securities gains/losses	41	-
Change in fair value of interest rate swaps	-	705
	41	705
GAAP total revenue	$13,776	$13,787

Total noninterest income - excluding securities
gains/losses and change in fair of interest rate swaps	$2,399	$2,143

Securities gains/losses	41	-
Change in fair value of interest rate swaps	-	705
	41	705
GAAP total noninterest income	$2,440	$2,848